Exhibit 99.1

Cerner Announces Share Repurchase Program

KANSAS CITY, Mo. - Sept. 8, 2015 - Cerner Corporation (Nasdaq: CERN) today announced that its board of directors approved a stock repurchase program on Sept. 4, 2015, at its regularly scheduled Board meeting, authorizing the repurchase of up to $245 million of its common stock. The company plans to repurchase shares from time to time in the open market, by block purchase, or possibly through other transactions managed by broker-dealers. No time limit was set for completion of the program.

Based on the Sept. 4, 2015 closing price, approximately 4.1 million shares, or 1.2 percent of the company's outstanding shares, could be repurchased. The repurchase is intended to offset a portion of the dilution created by future equity grants and will be funded from working capital. The previous stock repurchase program approved by Cerner's board of directors in December 2013, which was amended in May 2014, has been completed.

"At current prices, we believe the repurchase of our stock is a good use of funds," said Neal Patterson, Cerner's chairman, CEO, and co-founder. "This program reflects our commitment to enhancing long-term shareholder value and our confidence in Cerner's prospects as a leader in the growing health care industry."

About Cerner

Cerner's health information technologies connect people, information and systems at more than 18,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients' clinical, financial and operational needs. Cerner's mission is to contribute to the systemic improvement of health care delivery and the health of communities.  On February 2, 2015, Cerner Corporation acquired substantially all of the assets, and assumed certain liabilities, of the Siemens Health Services business from Siemens AG. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “plans”, “intend”, “future”, “believe”, “will”, “prospects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating Cerner and the Siemens Health Services business acquired from Siemens AG and failure to realize the synergies and other benefits expected from the transaction; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; incurring significant additional expenses relating to the integration of the Siemens Health Services business into Cerner; compliance with restrictive covenants in our debt agreements, which may restrict our flexibility to operate our business; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting the Company's business is contained in the Company's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com